Exhibit 99.2

Final Transcript

Conference Call Transcript SUP - Q2 2008 Superior Industries Earnings Conference Call Event Date/Time: Aug. 07. 2008 / 1:00PM ET

CORPORATE PARTICIPANTS

Steven Borick
Superior Industries - Chairman, CEO, President

Erika Turner
Superior Industries – CFO

Bud Fanelli
Superior Industries International, Inc. – VP & Corporate Controller

Steve Gamble
Superior Industries International, Inc. – VP & Treasurer

Gonzalo Vasquez
Superior Industries International, Inc. – Director of Taxes

CONFERENCE CALL PARTICIPANTS

Joe Durham
Credit Suisse - Analyst

David Leiker
Robert W Baird - Analyst

Joe Amaturo
Buckingham Research - Analyst

Brandon Ferro
KeyBanc Capital Markets - Analyst

Jake Crandlemire
Ramsey Asset Management - Analyst

Adam Comora
EnTrust Capital - Analyst

PRESENTATION

Operator
Good day, and welcome to the Superior industries second quarter 2008 earnings teleconference. For opening remarks I would like to turn the call over to Steve Borick, President, CEO and Chairman. Please go ahead.

Steven Borick - Superior Industries - Chairman, CEO, President
Good afternoon on the East Coast and good morning on the West Coast. We are proud to release earnings this morning as most of you saw, having a $0.19 earnings in this environment, we feel very good about and I'm going to at this point turn the meeting over to our CFO, Erika Turner, and then of course we'll all be available for questions and answers after Erika's statements.

Erika Turner - Superior Industries - CFO
Thank you, Steven. Good morning, good afternoon, everybody. We're -- Steven and I are joined here with a group of our colleagues to help answer some of your questions at the end of the speaking portion. So I will, without further ado, begin.

Any comments made in this webcast are subject to the Safe Harbor for foward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially because of issues and uncertainties that need to be considered in evaluating our financial outlook. We assume no obligation to update publicly any foward-looking statements. Issues and uncertainties that are of particular significance at this time, relate to global competitive pricing, customer schedule volatility, potential declines in the production of cars and light trucks, and the successful completion of our strategic and operating plan. Please refer to the company's annual report on Form 10-K for a complete writeup on forward-looking statements and risk factors.

This morning we reported net income for the second quarter of 2008 of $5.1 million or $0.19 per diluted share. Compared to a net income in 2007 of $3.2 million or $0.12 per diluted share. Consolidated revenues decreased $37.8 million or 14.8% to $217.4 million from $255.2 million in the same period a year ago. Despite this lower volume, income from operations was $5.2 million, compared to income from operations of $4.5 million in 2007. The major factors contributing to the increased profitability in 2008 compared to 2007 were higher tooling reimbursement revenues of $4 million, a favorable physical inventory adjustment of $1.3 million, and a $2.6 million reduction in losses on the sale of imported wheels from our joint venture in Hungary. In addition, SG&A expenses decreased by $2.1 million, primarily attributable to decreases in professional fees, bonus expense, and taxes other than income.  These changes were offset by a $1.3 million increase to income due primarily to a slight reduction in interest income due to lower interest rates and an increase in foreign exchange transportation losses.

As indicated in the earnings release, the income tax provision in this year's first six months of $2.5 million includes a tax benefit of $3.7 million for discrete tax liability adjustments applicable to the current year. We had recorded an income tax provision of $2.6 million in the first quarter of 2008, resulting in an income tax benefit of $79,000 for the second quarter of 2008. The $187,000 income tax benefit for the first six months of 2007 included a tax benefit of $1.7 million for discrete tax liability adjustments applicable to that year. We had recorded an income tax benefit of $2.8 million in the first quarter of 2007 resulting in an income tax provision of $2.6 million for the second quarter of 2007. As you all probably know, we adopted FIN 48 on January 1, 2007, which required us to book a liability for any tax positions which might be challenged under audit. As those uncertain tax positions pass through audit, or when they relate to years which are no longer subject to audit, we reverse the related liability. The discrete tax adjustments in each period under discussion are primarily attributable to reversal of such uncertain tax positions, or adjustments related to prior year’s tax returns and changes in valuation reserves.  Our tax expense as a percentage of income before income taxes will not compare to the US statutory rate of 35% due to differing tax rates in our taxing jurisdictions and our mix of income and losses within those jurisdictions.

Overall North American production of passenger cars and light trucks in the second quarter was reported by industry publications as being down approximately 15% versus the same period a year ago. However, production of the specific passenger cars and light trucks using our wheels decreased 22%. This compares to our 17% decrease in unit shipments signifying improved market penetration. 2008 North American automobile production and our unit shipments were impacted negatively by the continuation of the United Auto Workers strike against American Axle and Manufacturing Holdings, which impacted approximately 30 GM plants beginning in late February. Approximately 55% of our decrease in unit shipments in both the second quarter and year-to-date periods was caused specifically by this strike.

Our three biggest customers, GM, Ford and Chrysler, have had a tumultuous quarter, as evidenced by their recent announcements. Just as the American Axle strike was ending in mid to late May, Ford announced that due to severe pressures on the US automotive industry, they were reducing North American production, and were planning further manufacturing capacity realignments, additional cost reductions and changes to their model mix in order to bring more fuel efficient passenger cars and crossovers to the market faster. Later announcements by Ford included additional production cutbacks in 2008, and delaying the public introduction of the 2009 F-150 by approximately two months. We have been informed that this program will launch in the fall. In early June, GM disclosed similar restructuring plans, including the closure of four truck and SUV plants beginning in 2008 through 2010 or sooner, depending on customer demand. And at the same time adding shifts to key car plants to support increased consumer demand for more fuel efficient vehicles. In addition, GM announced the consolidation of specific production capabilities where feasible and a strategic review of the Hummer brand ranging from a full revamping of the full product line or sale of the brand. In mid-July, GM also announced further reduction of truck and SUV production and the possibility of accelerating the plant closures previously announced. At the same time Chrysler announced a forthcoming plant closure later in 2008 and production cutbacks in another plant.

Simply stated, we and our customers are confronting a weak economy and record high fuel prices that have reduced demand, especially for SUVs and light trucks. We have a lot of information to consider and we are assessing a variety of additional cost cutting initiatives required to address these changing circumstances. We expect to finalize our near-term strategic plans within a very short period. As in the past, we do not provide specific guidance nor are we today in a position to provide any plan details. Consistent with the industry trends, we are seeing a shift to the lower fuel consuming vehicles. We experienced market share gains in the passenger car group as our shipment of these wheels increased in the second quarter of 2008 by 32% compared to the second quarter of 2007.

Shipments during the quarter to Ford on the redesigned Focus increased 120% over the second quarter of 2007. As we reported in the first quarter, the second quarter shipments of Ford Fusion and Mercury Milan wheels remain strong at all levels, well over 100% from a year earlier. Altima shipments to Nissan increased by 88% in the second quarter of 2008 compared to the second quarter of 2007. New business on the Pontiac Vibe also helped to boost our passenger car business in the second quarter of 2008, and we continued to enjoy strong business with Toyota. We continue to see strong weekly shipments to GM on the redesigned Chevy Malibu and Cadillac CTS through the quarter, and recorded increased shipments to Chrysler on the 300, the Dodge Caravan and Jeep Liberty. These increases were the result of incremental business wins over the last two years. We also continue to see strong initial shipments to Chrysler for the Dodge Journey crossover vehicle that launched in the first quarter of this year.

Unfortunately, these increases do not offset the large drop-off in production of light trucks and SUVs. As previously mentioned, over 50% of our volume loss this quarter compared to the quarter -- the same quarter of 2007 was directly attributable to the American Axle strike. We do have several new launches in process, including the F-150, refreshed wheels for GMT 900, new programs for Pontiac G6, and Chevy HHR. While these new programs are encouraging, they are not currently providing significant volume projections for Superior. We are seeing some cost pressures facing our Asian competitors, and in particular in the logistics costs, which may be to our advantage in the long run, but short term, we are indeed facing the toughest automotive market in over 17 years. We believe, however, that our performance in the second quarter demonstrates our ability to react to the ever changing demands in the markets that we serve. As previously stated, we also believe that the heightened contraction of the market requires an elevation of our efforts to remain lean and we are preparing ourselves for the times to come. We have a relatively new senior management team, who is focused on furthering our process improvements and delivering strong operating results.

I'd like to now reference a few of the more significant financial highlights from our income statement and balance sheet for the second quarter. Beginning with OEM units shipped, these are our shipments, for the second quarter of 2008, we shipped 2,861,573 units, compared to second quarter of 2007 3,459,288 units and that's a reduction of 17.3%. Year to date, those shipments for 2008, 5,968,600 compared to last year year to date of 6,904,239 for an overall reduction of 13.6%. If you compare that to our net sales, net sales for the quarter, $217,385,000 compared to $255,217,000. That's a reduction of 14.8%. Year to date, our OEM wheel net sales are down 12.1%.

That moves us to the gross profit margin for 2008, the quarter, our gross profit margin was 5.5% compared to 5.3% second quarter of 2007. Year to date, our gross profit margin is 4.9% compared to 3.1% last year. Our net income is $5,095,000 for the second quarter, compared to $3,232,000 for the second quarter of 2007. Year-to-date net income, $8,274,000, compared to $5,283,000. If you move then to SG&A as a percentage of net sales, we ran a little bit higher than our norm this quarter, at 3.2% of net sales, compared to 3.5% of net sales a year ago. But for the year, we are right around where we -- we expected to be at 3% of net sales, compared to 3.2% of net sales a year ago. Our CapEx spending is down. We're at about $5.8 million year to date, compared to $29 million year to date last year, and that was reflecting some of our purchases for our Plant 10 development. Current ratio is 4.3 to one, year to date, compared to 2.7 year to date a year ago.

And that brings me to a couple of highlights from our balance sheet. Our total current assets are $372.1 million at the end of the second quarter, compared to $356.1 million at the end of the fiscal year and compared to $386.1 million at the end of the second quarter last year. The major drivers there are cash, cash is up by about $14 million from last year, same time, and accounts receivable are down by $14.7 million from a year ago second quarter. Our accounts payable is down from a year ago by nearly $56 million primarily due to the timing of our aluminum payments and clearing out some of our construction in process from last year. And our total current liabilities are $85.9 million at the end of the second quarter, compared to $95.6 million at the end of the fiscal year and compared to $142.1 million a year ago.

And with that, I'd like to open up the lines for Q&A.

QUESTION AND ANSWER

Operator
Certainly. (OPERATOR INSTRUCTIONS). We'll go ahead and take our first question from Joe Ceraso from Credit Suisse. Please go ahead.

Joe Durham - Credit Suisse - Analyst
It's Joe Durham on for Chris Ceraso.

Erika Turner - Superior Industries - CFO
Hi, Joe.

Joe Durham - Credit Suisse - Analyst
Hey, how are you?

Erika Turner - Superior Industries - CFO
Good, thanks.

Joe Durham - Credit Suisse - Analyst
Can you give us a little further color on the $2.6 million reduction on losses on the sale of imported wheels from the JV? Is that covering up a deeper loss in the quarter or something?

Erika Turner - Superior Industries - CFO
No. That's actually -- it's a reduction in our program on GMT 800. We were purchasing the wheels from our joint venture and because of the -- well, twofold. Because of the exchange rate between the Euro and the dollar, we had an impact from that on the US side, and also the profitability of that program itself. The reason the losses are down is because the program is winding down.

Joe Durham - Credit Suisse - Analyst
Okay. And then I guess on -- on the physical inventory gain, what is that? $1.25million? Where does that come from?

Erika Turner - Superior Industries - CFO
It's primarily resulting from basically improved metrics on our standard costs when we revalued the inventory at the end of the period, we had better results than our standard cost.

Joe Durham - Credit Suisse - Analyst
Right. That increase in the commodity price kind of drives that, then?

Erika Turner - Superior Industries - CFO
No. It's actually technically it's less aluminum consumption in our production process. That's the easiest way to describe it. We set our standards assuming that we're going to consume so much aluminum, if we're very efficient, we consume less.

Joe Durham - Credit Suisse - Analyst
Okay. And then on the -- can you talk a little bit about the effect of the mix shift that we're seeing on your margins. If we kind of take out the 1.25 million and the $4 million tooling reimbursement, I'm thinking about sort of what would be, the gross margin effect of a smaller wheel if you can speak either generally or specifically about sort of the margin differential on a 20-inch wheel versus a 16-inch wheel, or 19 versus 15. How does that work?

Erika Turner - Superior Industries - CFO
Strangely enough we have seen the shift towards larger wheels this period, which kind of surprised us. We don't disclose individual -- individual margins, but in terms of our product mix, we have -- we have had a lot of 18-inch wheels coming through this quarter.

Joe Durham - Credit Suisse - Analyst
On passenger cars?

Erika Turner - Superior Industries - CFO
Yes.

Joe Durham - Credit Suisse - Analyst
Okay, okay and then I guess can you quickly touch on sort of what the capacity utilization looked like in the quarter both in the United States and in -- down in Mexico?

Erika Turner - Superior Industries - CFO
Clearly it's down because of the volume. I'm looking at some of my colleagues here to see if they can pull some figures for me.

Joe Durham - Credit Suisse - Analyst
I wonder specifically about the Chihuahua plant that has been ramping, what kind of -- what kind of volumes are you getting through that plant and if you have any kind of update on that.

Erika Turner - Superior Industries - CFO
The mix we were hoping for right around now was 50% and it's running under that, certainly, because of the change in climate. So that's the best statistic I can pull right now for you.

Joe Durham - Credit Suisse - Analyst
Okay. Thank you.

Erika Turner - Superior Industries - CFO
You're welcome.

Operator
We'll take our next question from David Leiker of Robert W. Baird and Co Incorporated. Please go ahead.

 David Leiker - Robert W Baird - Analyst
 Hello.

 Erika Turner - Superior Industries - CFO
 Hi, David.

David Leiker - Robert W Baird - Analyst
In your release, I want to follow up. It sounds like you have a couple of moving pieces here that I'm confused by.

Erika Turner - Superior Industries - CFO
You're the second person to say that this morning, by the way.

David Leiker - Robert W Baird - Analyst
Is Steve the first one?

Steven Borick - Superior Industries - Chairman, CEO, President
No. I have it perfectly understood.

Erika Turner - Superior Industries - CFO
Steve gets it.

David Leiker - Robert W Baird - Analyst
You say margin was negatively impacting lower margin wheels yet you're saying your mix of wheels is positive. You said you had a larger mix of -- you had a better mix of large  wheels but in the release it says that margins declined because of a shift in sales mix to lower margin wheels. I would think larger wheels are more profitable, aren't they?

Erika Turner - Superior Industries - CFO
I'm looking at our press release.

David Leiker - Robert W Baird - Analyst
It's the second paragraph under second quarter results, unless I'm reading this wrong, but the gross profit paragraph. Operating margin decreased because of sales volume shift in mix lower cost absorption.

Steven Borick - Superior Industries - Chairman, CEO, President
It was more so on the cost absorption than the mix.

David Leiker - Robert W Baird - Analyst
Okay. So -- Am I wrong or --

Erika Turner - Superior Industries - CFO
We're staring stupidly at that and --

Steven Borick - Superior Industries - Chairman, CEO, President
I think in the previous sentence to that we do show that our average selling price is increasing.

David Leiker - Robert W Baird - Analyst
Right.

Steven Borick - Superior Industries - Chairman, CEO, President
Part of it because of larger diameter wheels.

David Leiker - Robert W Baird - Analyst
Right.

Steven Gamble - Superior Industries – V.P. & Treasurer
Now, as far as the mix specifically, you can have a higher mix of 18-inch wheels on passenger cars which does help you, but it's not necessarily going to totally offset a 20-inch truck wheel which is complex and I think absorption really is a key here on the margins to the actual mix of the diameter of the wheels.

David Leiker - Robert W Baird - Analyst
I'm right to be confused on that.

Erika Turner - Superior Industries - CFO
That was Steve Gamble.

David Leiker - Robert W Baird - Analyst
Maybe I need to follow-up on that a little bit. Also in your Mexico plant, how flexible is that to do smaller wheels? I know you've put it together specifically to do larger wheels but --

Steven Borick - Superior Industries - Chairman, CEO, President
We're going to -- we're going to remix the plant, number 1, we're going to look at as many 18 plus wheels which are still out there to shift into Plant 10, the newest plant, and we will remix plant 7 and 9 to take 16 through 18s, but from a flexibility standpoint, other than cost of plant and the ROIs that we're looking for, that plant can make as many 15-inch wheels as it can 20-inch wheels. That's the way the plant was set up. But our opportunity is to continue to try to put larger, higher sales price product into that plant so that's part of the strategy that we're working on right now that we haven't fully finalized nor announced.

David Leiker - Robert W Baird - Analyst
Okay. And then as you say, you're seeing more 18-inch wheels than what you thought. Just a follow-up. That's passenger cars and not crossover driven but apparently passenger car driven?

Steven Borick - Superior Industries - Chairman, CEO, President
No, it's both.

David Leiker - Robert W Baird - Analyst
Okay. Great. Thank you.

Operator
And we'll take our next question from Joe Amaturo of Buckingham Research. Please go ahead.

Joe Amaturo - Buckingham Research - Analyst
Hi, good afternoon, good morning.

Erika Turner - Superior Industries - CFO
Hi, Joe.

Joe Amaturo - Buckingham Research - Analyst
A couple of things. With the tooling reimbursement, where is that recorded on the income statement?

Erika Turner - Superior Industries - CFO
In sales.

Joe Amaturo - Buckingham Research - Analyst
So I'm assuming you received the cash?

Erika Turner - Superior Industries - CFO
That's not necessarily cash. It's just -- it's revenue recognition which is not precisely cash.

Joe Amaturo - Buckingham Research - Analyst
Okay.

Erika Turner - Superior Industries - CFO
We get to book the revenue and we have an accounts receivable and whenever we collect the receivable, it's cash.

Joe Amaturo - Buckingham Research - Analyst
Did you receive most of that yet or did that come in the third quarter?

Erika Turner - Superior Industries - CFO
Honestly we haven't traced that through. It's just the revenue recognition. And our cash collections are pretty good, actually.

Joe Amaturo - Buckingham Research - Analyst
Okay. And then going forward, are we to expect similar type of recognitions for tooling?

Erika Turner - Superior Industries - CFO
No. The timing of that is highly dependent on when we complete the development of a line and it was -- it was a little bit of a fluke to have it spike that big this quarter.

Joe Amaturo - Buckingham Research - Analyst
Okay. And then is the inventory gain noncash?

Erika Turner - Superior Industries - CFO
Right. It's noncash. It's a bookkeeping adjustment.

Joe Amaturo - Buckingham Research - Analyst
Okay. And then you had mentioned something about reevaluating, your restructuring efforts. Could you just give us some broad characterization of what your -- what actions you're entertaining at this time given the significant production declines for full size pickup and SUVs? I mean, is it additional plant rationalization, closures?

Erika Turner - Superior Industries - CFO
Joe, we're just not in a position to announce anything right now. We're looking at a number of options and we hope to finalize our plans very shortly.

Joe Amaturo - Buckingham Research - Analyst
All right. Thank you.

 Erika Turner - Superior Industries - CFO
 Thank you.

Operator
And we have a follow-up question photograph David Leiker from Robert W. Baird Incorporated.

David Leiker - Robert W Baird - Analyst
On this follow-up on Joe, this tooling reimbursement, what size does that usually run for you?

Erika Turner - Superior Industries - CFO
What -- I'm sorry. I didn't hear the question.

David Leiker - Robert W Baird - Analyst
How big of a number is that usually for you, that tooling reimbursement?

Erika Turner - Superior Industries - CFO
It's usually between $3 and $4 million. But it was a big swing this quarter.

David Leiker - Robert W Baird - Analyst
Okay. And then the loss on the wheels here at the joint venture, did you say T800 wheels?

Steven Borick - Superior Industries - Chairman, CEO, President
Yes, it's the --

Erika Turner - Superior Industries - CFO
And GMT.

Steven Borick - Superior Industries - Chairman, CEO, President
It's the forged wheel, David, that we have been making for seven, eight years and that program is winding down and we took -- took a significant amount of that product in to the US. We booked the FX differential, and we're no longer technically producing that wheel in Hungary and we're going to feed off of inventory going forward.

 David Leiker - Robert W Baird - Analyst
 Okay.

 Steven Borick - Superior Industries - Chairman, CEO, President
 So we're not going to have that significant loss in the future on sale of product because we have now booked it already.

 David Leiker - Robert W Baird - Analyst
 Okay. All right. Great. Thank you. That's all I have.

 Steven Borick - Superior Industries - Chairman, CEO, President
 Thanks.

Operator
And we have a follow-up question from Joe Durham from Credit Suisse. Please go ahead.

Joe Durham - Credit Suisse - Analyst
Hey. I just wanted to ask about the -- are you guys seeing any increased instability among your competition recently, any increased bidding on takeover business, anything there?

Steven Borick - Superior Industries - Chairman, CEO, President
What we're seeing is a concern by the OEMs because of logistics increases and the opportunity between logistics and currency. I can't speak to quality. But I can speak to the other two, and the impacts that the landed cost are having and one of the things that I've been saying for many years is that I believe the product overall is not sustainable at some of these lower price levels. I still believe that. Even though we're living with it. But number 2, with landed cost increasing relatively significantly over the last, let's say six months with the price of energy moving up, I believe we're going see more product coming back into North America production. That's a positive long-term for Superior. Secondly, the players that are left in the field in North America, whether it be, excuse me, the US or Canada, continues to decline and we don't see, obviously, any new volume being brought into either of those places.

Joe Durham - Credit Suisse - Analyst
Okay. Now, I think if I'm correct, there's -- there's been recent announcements that the Tundra is going down for a couple of months here in the third quarter and maybe into the fourth quarter. Can you remind me of your penetration rates on those vehicles or --

Steven Borick - Superior Industries - Chairman, CEO, President
We don't give that specifically, but the Tundra has not been a big volume for us. Any volume hurts us. The GMT 800 existing and the new model 900, of course is significant. The F150 launch and I got to remind you that is going to launch, in fact it was even stated today in the press, that that will be a good launch, how the sales will go I think is going to be dependent on some of the certainly factors that we have no control over. What is good is that we're seeing a lot of tooling increases on small what I call small passenger vehicles and those tooling increases are coming pretty rapidly and I believe the OEMs are trying to attack it very rapidly.

I think over the next 12 to 24 months we're going to see here at Superior some significant shift in our volume to passenger car and we're going to continue to be the mainstay where we can for the truck business and SUV business however it may play out and I believe what we'll see is some consolidation from some other wheel players bringing that product to us because of our abilities in the US to land it at a much more efficient cost than people outside of the US. So, that's why we're looking strategically at all of these variables. We're in a very tumultuous period and our motto at Superior is we're going to be the last man standing and we're going to continue to do that.

I looked at our cash this morning, we had $144 million in the bank as of this morning and we are going to stay cash flow positive. We have for the first two quarters and we will continue to be very cautious. We're going to continue to look at rationalization in all respects where we need to and increase the value and opportunity with our management team up and down the ladder do a better job as we go forward and that's the direction that we're going to keep taking here.

Joe Durham - Credit Suisse - Analyst
Okay. Thank you.

Operator
And we have another question from David Leiker of Robert W. Baird and Co. Please go ahead.

 David Leiker - Robert W Baird - Analyst
 That just triggered a thought for me. One of the things we have seen or have heard are as consumers are moving from these larger vehicles to smaller vehicles, that they are -- there's a tendency to put more content on them. Are you seeing that as your customers look to put wheels on vehicles for over the next couple of years that they're putting in larger wheels and more higher value added wheels? Is that showing up in your are demand flow?

Steven Borick - Superior Industries - Chairman, CEO, President
Well, some of it is, David, we're seeing flow forming as an example because of weight, stay very active. And we've moved a line down to Mexico to we're preparing for that mix. Specialty paints, we're seeing requests for more polish. Overall I think there's a mix. The platforms want to beef the vehicles up. The management wants to beef everything down and have more commonality, and it's going to be who wins at the end of the day. For us it's either way we feel like we're going to win, because if we get into more commonality, lug size, brake size, wheel size, it's going to allow us to produce a product more efficiently, which will reduce costs, which we can pass onto the OEMs which will continue to make us more competitive long term.

Erika Turner - Superior Industries - CFO
And also some of the 18-inch wheels we were referring to are Ford differentiation.

Steven Borick - Superior Industries - Chairman, CEO, President
Yes, you're going it see as an example on the new Focus lineup, you'll see a standard 16-inch all the way up to 18-inch with their specialty models and you're going to continue to see some of that content on smaller cars by the American public is going to be a demand because the philosophy has always been small is cheap and that's no longer going to be the way that the OEMs are going to run their product lineups. I had the opportunity just recently to look at some new product lineups at one of the OEMs and I was really impressed with what I saw, both with content and styling. And I think five years from now we'll look on the roads and see a lot of -- a lot of small vehicles no matter what happens with energy. Psychology has definitely changed.

David Leiker - Robert W Baird - Analyst
Thank you.

Operator
We'll take our next question from Brandon Ferro of KeyBanc Capital Markets. Please go ahead.

 Brandon Ferro - KeyBanc Capital Markets - Analyst
 Hey, guys.

 Erika Turner - Superior Industries - CFO
 Hi Brandon.

Brandon Ferro - KeyBanc Capital Markets - Analyst
Erika, I wanted to clarify the tooling revenue. I think in the press release you had said that the $4 million provided an offset on -- as far as operating margins go, which were down otherwise. Doesn't tooling revenue typically carry low if any margins on it? Was there a good deal of margin on that for some reason?

Erika Turner - Superior Industries - CFO
Yes. Actually, the way we bookkeep our tooling is we period expense the cost as we incur it and we don't book revenue until we have a purchase order in hand from the customer, so they are not necessarily well matched, so that did provide straight pass-through, actually.

Brandon Ferro - KeyBanc Capital Markets - Analyst
Okay. So that was pure margin?

Erika Turner - Superior Industries - CFO
Yes.

Brandon Ferro - KeyBanc Capital Markets - Analyst
Okay. Thank you. And I know you guys don't want to elaborate on potentially some of the restructuring activities that are going to take place in the future.

Erika Turner - Superior Industries - CFO
That would be right.

Brandon Ferro - KeyBanc Capital Markets - Analyst
Well, can you put whatever those activities are in the context of your US property plant and equipment, meaning, can you give me what that number was at the end of the second quarter and is there any reason to expect that those activities would result in a reduction of the carrying balance of that? Meaning a writeoff?

Steven Borick - Superior Industries - Chairman, CEO, President
You're very good at asking a question that we're not going to answer.

Erika Turner - Superior Industries - CFO
Our attorney is in the room, by the way. I think that was a leading question.

Steven Borick - Superior Industries - Chairman, CEO, President
Yes. You will hear more about these activities and opportunities in the very near future.

Brandon Ferro - KeyBanc Capital Markets - Analyst
Okay.

Steven Borick - Superior Industries - Chairman, CEO, President
And when I say near future, I mean certainly prior to the end of the month of August.

Brandon Ferro - KeyBanc Capital Markets - Analyst
Well, can you potentially provide us -- and I know this is kind of been asked already but it would be helpful for maybe a US, Mexico capacity split, maybe not production, but where you stand on capacity today with --

Steven Borick - Superior Industries - Chairman, CEO, President
Our split is about 50/50 right now. And our intention is to continue to increase the Mexico to the US capacity over time.

 Brandon Ferro - KeyBanc Capital Markets - Analyst
 Is the total roughly 14 million?

 Steven Borick - Superior Industries - Chairman, CEO, President
 Capacity -- capacity opportunity?

 Brandon Ferro - KeyBanc Capital Markets - Analyst
 Just existing capacity.

 Steven Borick - Superior Industries - Chairman, CEO, President
 Depending how you look at it, 14, 15 million.

 Brandon Ferro - KeyBanc Capital Markets - Analyst
 Okay.

Steven Borick - Superior Industries - Chairman, CEO, President
Yep.

Erika Turner - Superior Industries - CFO
As we improve our operations, we improve our capacity.

Brandon Ferro - KeyBanc Capital Markets - Analyst
Right.

Erika Turner - Superior Industries - CFO
Always.

Brandon Ferro - KeyBanc Capital Markets - Analyst
Okay. If we were to assume at any point in the future there was a reduction maybe in the US portion of that capacity, do you see yourself offsetting that with a one for one increase elsewhere whether it be Mexico or somewhere else or less than that? I guess what I'm asking is where do you see yourself settling out? Do you see yourself being a more profitable smaller supplier or --

Steven Borick - Superior Industries - Chairman, CEO, President
We really haven't gotten to that final picture, but I've always said that if I have to be smaller and have the capacity to make more profit, that's okay with me as we look to regrow in the future. We had a philosophy in the company that we played off and we're still there called shrink to grow and we will continue to look at that as an opportunity for our future. We will also are really seriously in the midst of looking at all types of other opportunities that we're not ready to discuss yet that could include different plant setups and better efficiencies in approximate plants, more automation, some capital expenditures because we're sitting on plenty of cash and we want to spend it properly for the future. The OEMs are in a position and this very clear, where they are looking to bring some content back into the US and it's quite clear that that's a direction that we're going to see.

 Brandon Ferro - KeyBanc Capital Markets - Analyst
 Okay.

 Steven Borick - Superior Industries - Chairman, CEO, President
All right.

 Brandon Ferro - KeyBanc Capital Markets - Analyst
 Steve working off your previous comment about domestic auto makers bringing wheels back into North America from Asia, I was just wondering have you actually seen any examples of that happening to date?

 Steven Borick - Superior Industries - Chairman, CEO, President
 Yes, we have.

 Brandon Ferro - KeyBanc Capital Markets - Analyst
 Okay.

 Steven Borick - Superior Industries - Chairman, CEO, President
 Yes, we have. There's opportunities that are playing out as we speak.

 Brandon Ferro - KeyBanc Capital Markets - Analyst
 Okay. And just to ask that a different way, I think you guys added about 300,000 units in terms of organic unit shipment growth in the quarter. Was just wondering if that's a reasonable number and then second , can I -- can I annualize that?

 Steven Borick - Superior Industries - Chairman, CEO, President
 No. It's too volatile right now. Until we get some -- until we get some idea as to how quickly the OEMs are going to retool and bring new product into the US, it's too volatile to be able to really schedule that out right now. I think we'll have a much better picture as we see plant closures and the timing of those plant closures at the OEMs. I asked today there was a GM meeting and I asked today when did they anticipate that they would have a closure of their Moraine plant, they can't give you an answer but they're working on it and as they say, you'll be the first to know. It makes a huge difference in how we schedule our production and these open issues are something that are very, very fast moving parts.

On the other hand, if you look at some of the OEMs, they're making a lot of noise about how quickly they're going it retool and bring smaller vehicles in from Europe like the Fiesta and the Mondeo on the Ford side and some of the new platforms at GM and how quickly that's going it take place and then you hear things about Chrysler and Nissan maybe joining up today in the Journal about making smaller vehicles. All of those moving parts are going to continue to move at a crazy pace as everybody tries to reassemble their balance sheet and make sure they're surviving. It's important to realize that one of the mainstays for us is that we are going to stay cash flow positive through this process. That's a mandate that I have put forward in this corporation. And I hate to say but none of the OEMs can talk about that. They can only talk about cash burn.

Brandon Ferro - KeyBanc Capital Markets - Analyst
Sure.

Steven Borick - Superior Industries - Chairman, CEO, President
So --

Brandon Ferro - KeyBanc Capital Markets - Analyst
Well, I guess, I mean, I understand -- like in the quarter I think North American car production was flat year over year and it looks like you guys maybe lost a million units in terms of light truck. And then picked up 300 on the car side. Given that production was flat on cars year over year, it looks like that was probably all takeover business, and I understand going forward we'll see additional production declines on light truck. I guess to the extent that we are comfortable with those production declines might be, is it fair to assume that we might see the same type of organic passenger car growth on a quarterly basis going forward?

Steven Borick - Superior Industries - Chairman, CEO, President
Well, we hope so but I can't respond to that because a lot of what you saw was the American Axle impact and that along with trucks which was mostly GM on the truck side, it's just hard to come up with that conclusion yet. I think you're going to have to wait until we are out a couple of quarters to really get a we are handle on that.

 Brandon Ferro - KeyBanc Capital Markets - Analyst
 Okay.

 Steven Borick - Superior Industries - Chairman, CEO, President
 All right? I know you're trying but we're not ready. It's the most wild thing I've ever seen since I've been around Superior, I can tell you.

 Brandon Ferro - KeyBanc Capital Markets - Analyst
 Okay. And then just one last one. You had talked about kind of being the last man standing in North America. I was just wondering, as you kind of survey the landscape, Canada, and then the US, what's the existing production volumes that is coming out of your competitors today? Meaning, what's the remaining takeover opportunity from a volume basis?

Steven Borick - Superior Industries - Chairman, CEO, President
Well, you've got a -- you've got your Toyota captives and we really don't know because they -- we really don't know what their volumes are, but they're going to continue to play out their own captives and then you've got a handful of players left that are all private companies except for Alcoa, they have one aluminum plant left in Beloit, Wisconsin which is probably about a million two. There's nothing left. Everybody else is a million, a million and a half wheel max and there's two or three players left. You got three players in Mexico, Superior, with one plant of Europe and Hayes that's got one plant in Chihuahua. That's it. Everybody else is gone.

Brandon Ferro - KeyBanc Capital Markets - Analyst
So it sounds like you've got the 1.2 at Alcoa?

Steven Borick - Superior Industries - Chairman, CEO, President
You know, Alcoa is going to stay in business from what I know.

 Brandon Ferro - KeyBanc Capital Markets - Analyst
 Okay.

Steven Borick - Superior Industries - Chairman, CEO, President
No change that I know about. Hayes has closed all of their US plants. Gainesville is the last one. They have one plant in Mexico. You have Hitachi with one plant, Enki has one plant and there's a takeover from a European company that has a plant in Kentucky which -- or Alabama which was ATS and then you've got Prime Wheel out here in the US and most of their production has gone to China and that's the end of the game.

Brandon Ferro - KeyBanc Capital Markets - Analyst
Okay.

Steven Borick - Superior Industries - Chairman, CEO, President
All right?

Brandon Ferro - KeyBanc Capital Markets - Analyst
Thanks a lot, guys. I appreciate it.

Erika Turner - Superior Industries - CFO
Thank you.

Operator
We'll take our next question from Jake Crandlemire of Ramsey Asset Management. Please go ahead.

Jake Crandlemire - Ramsey Asset Management - Analyst
Hey, guys and I don't want to beat a dead horse but just looking back on the kind of -- how should we think about the core profitability on the -- for your plants this quarter. I know you made mention in your release that on a year-over-year basis it would have been down 3%. On an operating margin line and it sounds like the European -- or the wheels coming from Europe is probably going forward as well so I mean is that the right way to think about it. Is this quarter kind of operating margin was down 3% from last year plus, the benefit ongoing from the winding down of the GMT 800 program?

Steven Borick - Superior Industries - Chairman, CEO, President
That's a very tough question right now because if you project out third quarter as always and on quarter because of shutdown, so it's hard to get any handle. We don't want to talk about that too much and it's going to depend on how these OEMs decide to shift their volumes and you can tell me that because, boy, no one -- no one is willing to answer that question. So it's going to be very difficult to answer that had right now.

 Erika Turner - Superior Industries - CFO
 Our operating profit is very volume driven because of absorption factors, so as the volume peaks and valleys, so goes our margin too.

 Jake Crandlemire - Ramsey Asset Management - Analyst
 Got it. And then on the tax rate or the tax issue, is it still kind of -- should we be thinking about it that the tax rate should be kind of around 50% for the full year that you guys talked about on earlier calls?

 Steven Borick - Superior Industries - Chairman, CEO, President
 I got our tax expert if he wants to speak up for a minute. Because it's a as convoluted as I've ever seen anything. Go ahead and tell them.

Gonzalo Vasquez - Superior Industries Director of Taxes
We expect it to be a little bit lower than 50% for the year.

 Jake Crandlemire - Ramsey Asset Management - Analyst
 By a little, are you talking 40%, somewhere in that range?

 Steven Borick - Superior Industries - Chairman, CEO, President
 Well, let's say between 40 and 50. How is that?

 Jake Crandlemire - Ramsey Asset Management - Analyst
 Okay. That's fine. Thanks, guys.

 Steven Borick - Superior Industries - Chairman, CEO, President
 It's a tough one with the FIN 48 also.

 Erika Turner - Superior Industries - CFO
 There are so many events, there are binary events that could swing it in one direction or another. That's why we hesitate predicting.

 Jake Crandlemire - Ramsey Asset Management - Analyst
 Got it. Thanks, guys.

 Steven Borick - Superior Industries - Chairman, CEO, President
 Yep.

Operator
 (Operator instructions). We'll take our next question from Adam Comora from EnTrust Capital. Please go ahead.

 Steven Borick - Superior Industries - Chairman, CEO, President
 Hey, Adam.

 Adam Comora - EnTrust Capital - Analyst
 Hi, how are you doing? Thanks. Just a quick follow-up, the $1.25 million that came in from the inventory adjustment, I assume that that was pure margin?

 Erika Turner - Superior Industries - CFO
 Yes.

 Adam Comora - EnTrust Capital - Analyst
 Okay. So in theory in the quarter it was about $5.25 million of margin from both the -- that inventory adjustment and that $4 million tooling revenue?

Erika Turner - Superior Industries - CFO
Correct.

Adam Comora - EnTrust Capital - Analyst
Now, in the press release it sounded like the tooling revenue was nonrecurring but then earlier on this call you said each quarter it's 3 to $4 million. Should we expect three to 4 million, you know, in the third quarter and each quarter going forward?

 Erika Turner - Superior Industries - CFO
 It's the delta that's nonrecurring. We had just an unusual spike of revenue and dip in spending that came about at the same time. So the net was unusual. The --

Adam Comora - EnTrust Capital - Analyst
Okay. And that 4 million that you're referring to is the net delta. So in the quarter it was really, seven or eight kind of thing?

Steven Borick - Superior Industries - Chairman, CEO, President
No, that's not correct. And the net delta was far less than that. The revenue side was about four. I have mean, I don't know why we -- we even put this in, quite frankly. It was a mistake, in my opinion. But we wanted to be transparent about where some of the excess income came from. On a normalized basis, the tooling revenues against tooling expenses always creates a loss per quarter hands down. So if you get a pickup once in a while it's an oddity and normally that never happens and we're playing it out way too much that it's not. It's not significant. I'm sorry that we brought it up, quite frankly.

 Adam Comora - EnTrust Capital - Analyst
 Okay. And I'm sorry. I'm not trying to beat a dead horse here. So the $4 million was the income this quarter from tooling?

 Steven Borick - Superior Industries - Chairman, CEO, President
 No. It did not go to the bottom line line.

 Adam Comora - EnTrust Capital - Analyst
 Okay.

 Steven Borick - Superior Industries - Chairman, CEO, President
 Do we have a number that went to the bottom line, ladies and gentlemen?

 Erika Turner - Superior Industries - CFO
 Yes.

 Steven Borick - Superior Industries - Chairman, CEO, President
 So that we can allay this issue, please.

 Erika Turner - Superior Industries - CFO
 While Bud is looking up the number, you should not expect that to be an ongoing event. You have seen our previous quarters which are norm normalized. We have --

Steven Borick - Superior Industries - Chairman, CEO, President
 We couldn't spell out tooling at all so --

 Adam Comora - EnTrust Capital - Analyst
 That's the only reason why --

 Steven Borick - Superior Industries - Chairman, CEO, President
 It was a mistake to spell this out. Does any of my financial wizards have an answer, please?

 Steve Gamble - Superior Industries V.P. & Treasurer
$800 K went to the bottom line.

 Steven Borick - Superior Industries - Chairman, CEO, President
$800,000 went to the bottom line.

 Adam Comora - EnTrust Capital - Analyst
 Okay. Sounds good. My other question is just bigger picture. I'm not looking for specific guidance by any stretch because I know it's a very fluid environment, but just up, down, sideways, it sounds our volumes will probably drop in the third quarter relative to the second quarter because in the prepared remarks some of those other, accelerated programs shut down that you were elaborating on.

Steven Borick - Superior Industries - Chairman, CEO, President
 I'm not sure if we can answer that that way at this point because the car side is really picking up and we may see offsets as we see some of these launches starting out on system build like on the F150 we're going to see some pretty good increases as we head into the third and fourth on the system builds and along with increases in the passenger side. Malibu, the Ford Focus is huge increases, so it's hard to -- hard to get a full handle on that right now.

 Adam Comora - EnTrust Capital - Analyst
 Okay. Thanks a lot.

 Steven Borick - Superior Industries - Chairman, CEO, President
 Yep.

Operator
And we have a follow-up question from Brandon Ferro of KeyBanc Capital Markets. Please go ahead.

Brandon Ferro - KeyBanc Capital Markets - Analyst
Guys, I don't want to beat a dead horse either but hopefully just do you guys a favor actually. Steve, the $300,000 maybe in organic growth in the quarter, I'm just wondering, given that production was flat year over year, was that -- was that in source from Asia? Is that take over business from Asia possibly?

 Steven Borick - Superior Industries - Chairman, CEO, President
 No it was not.

Brandon Ferro - KeyBanc Capital Markets - Analyst
And secondly I know you had said you had starting to see an increase in potential opportunities coming back from Asia. Are we starting to see that activity accelerate or are we at the beginning of that curve?

 Steven Borick - Superior Industries - Chairman, CEO, President
 I would say we're at the very beginning of the curve.

 Brandon Ferro - KeyBanc Capital Markets - Analyst
 Okay. That's all I wanted to know. Thank you.

 Steven Borick - Superior Industries - Chairman, CEO, President
 Thanks.

Operator
 And it appears we have no further questions.

 Erika Turner - Superior Industries - CFO
 Thank you all for joining us.

 Steven Borick - Superior Industries - Chairman, CEO, President
 Thanks, everybody and we appreciate --

 Erika Turner - Superior Industries - CFO
 Thank you for your questions.

 Steven Borick - Superior Industries - Chairman, CEO, President
 We appreciate your support and is look forward to talking to you in the third quarter.

Operator
 This concludes today's teleconference. You may disconnect at any time. Thank you and have a great day.